Exhibit 99.906Cert

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Michael A. Vardas, Jr., Principal Executive Officer of NETS Trust (the “Registrant”), certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2008 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 8, 2008	/s/ Michael A. Vardas, Jr.
Michael A. Vardas, Jr., President
(Principal Executive Officer)

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Report with the Commission.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Trudance L.C. Bakke, Principal Financial Officer of NETS Trust (the “Registrant”), certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2008 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 8, 2008	/s/ Trudance L.C. Bakke
Trudance L.C. Bakke, Treasurer
(Principal Financial Officer)

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Report with the Commission.